Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Investor Relations Frank Yoshino	Media Contact Ben Haber
408/579-3456	617/624-3200
fyoshino@extremenetworks.com	ExtremeUS@racepointglobal.com

Extreme Networks Reports First Quarter Fiscal Year 2017 Financial Results

Q1 GAAP Revenue of $122.6 Million & Non-GAAP Revenue of $122.8 Million

Q1 GAAP Loss Per Share of $0.06 & Non-GAAP Earnings Per Share of $0.07

SAN JOSE, Calif., November 1, 2016 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its fiscal first quarter ended September 30, 2016.  First quarter GAAP revenue was $122.6 million and non-GAAP revenue was $122.8 million.  GAAP net loss for the first fiscal quarter was $6.5 million, or $0.06 per basic share, and non-GAAP net income was $7.1 million, or $0.07 per diluted share.

“We are pleased to see the positive impacts of our margin initiatives in our first quarter financial results.  Our non-GAAP operating income is up 18% year over year and our product gross margins increased by 200 basis points both annually and sequentially highlighting the progress we are making,” stated Ed Meyercord, President and CEO of Extreme Networks.  “Revenue in the quarter was impacted by a more disciplined approach to our discounting policies and softness in E-Rate.”

“With the recently completed acquisition of the WLAN business from Zebra Technologies Corporation, we have new growth opportunities across existing and new markets.  We are excited to bring Zebra’s talented employees, advanced technology portfolio and blue chip customers into Extreme,” Meyercord added.

Recent Key Events:

•	Growth with Close of Zebra WLAN Business.
o	Establishes Extreme as #3 in WLAN in targeted enterprise verticals.
o	Expanded offering and network refresh opportunities with Zebra's large-scale, multi-location distributed enterprise customers such as Walmart, Kroger, FedEx and Loews.
o

New technology offerings to Extreme customers including Zebra's Wing operating system; the industry leading wireless security offering - Air Defense; guest management platform and location based services; and new in-house managed services capabilities.

•

Extreme New Product Introductions.  Introduced the industry’s first Wave 2 Integrated Camera Access Point, White Label Cloud Management Solutions for partner enablement, Wall Plate Wireless AP and expanded Industrial switch portfolio.

•

Industry Recognition as "Visionary" and "Champion".  For the second consecutive year, Extreme is positioned the furthest to the right by Gartner, Inc. in the "Visionaries" quadrant in the Magic Quadrant for Wired and Wireless LAN Access Infrastructure. In addition, Gartner rated Extreme the third highest score of 16 vendors in the annual Critical Capabilities for Wired and

Wireless Access LAN in the All-Wireless Office and IaaS/Managed Service use cases.* This quarter, Info-Tech Research Group placed Extreme as a Champion in the Vendor Landscape for Wired and Wireless LAN.

•

Launch of Extreme Partner Network. Extreme introduced new enhancements to its Extreme Partner Network (“EPN”) program to offer new incentives that increase profitability and simplify the way Extreme's channel partners do business.  It is the most competitive partner program in the industry.

*Gartner, Critical Capabilities for Wired and Wireless LAN Access Infrastructure, 12 September 2016

Gartner, Magic Quadrant for the Wired and Wireless LAN Access Infrastructure, 30 August 2016

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Fiscal Q1 2017 Financial Metrics:

	2017	2016	Change
GAAP Net Revenue
Product	$90.1	$91.4	$(1.3)	(1)%
Service	32.5	33.2	(0.7)	(2)%
Total Net Revenue	$122.6	$124.6	$(2.0)	(2)%
Gross Margin	53.2%	52.3%	0.9%	2%
Operating Margin	(3.9)%	(8.7)%	4.8%	55%
Net Loss	$(6.5)	$(11.5)	$5.0	44%
Loss per basic share	$(0.06)	$(0.11)	$0.05	45%
Non-GAAP Net Revenue
Product	$90.1	$91.4	$(1.3)	(1)%
Service	32.7	33.6	(0.9)	(3)%
Total Net Revenue	$122.8	$125.0	$(2.2)	(2)%
Gross Margin	56.3%	55.2%	1.1%	2%
Operating Margin	7.2%	6.0%	1.2%	20%
Net Income	$7.1	$6.7	$0.4	7%
Earnings per diluted share	$0.07	$0.07	$-	—

•	Cash and investments ended the quarter at $102.3 million, as compared to $94.1 million from the prior quarter and an increase of $20.2 million from the prior year amount.
•	Accounts receivable balance ending Q1 was $68.2 million, with days sales outstanding (“DSO”) of 51.
•	Inventory ending Q1 was $43.4 million, an increase of $2.4 million from the prior quarter and down $18.3 million from the prior year amount.

Business Outlook:

Extreme’s Business Outlook is based on current expectations.  The following statements are forward-looking, and actual results could differ materially based on market conditions and the factors set forth under “Forward-Looking Statements” below.

For its second quarter of fiscal 2017 ending December 31, 2016, the Company is targeting GAAP and non-GAAP revenue in a range of $148.0 million to $158.0 million.  GAAP gross margin is targeted between 53.4% and 55.3% and non-GAAP gross margin is targeted between 54.5% and 55.5%. Operating expenses are targeted to be between $88.1 million and $90.5 million on a GAAP basis and $72.8 million to $76.3 million on a non-GAAP basis. GAAP earnings are targeted to be between a net loss of $6.4 million to $10.1 million or a loss of $0.06 to $0.09 per share.  Non-GAAP earnings are targeted in a range of net income of $5.7 million to $9.4 million, or $0.05 to $0.09 per diluted share. The GAAP and non-GAAP net income (loss) targets are based on an estimated 109 million and 110 million average outstanding shares, respectively.

Conference Call:

Extreme will host a conference call at 4:30 p.m. Eastern (1:30 p.m. Pacific) today to review the first fiscal quarter results as well as the second fiscal quarter 2017 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet at http://investor.extremenetworks.com and a replay of the call will be available on the website through November 2, 2017.  The conference call may also be heard by dialing 1-877-303-9826 (international callers dial 1-224-357-2194). Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release. The encore recording can be accessed by dialing (855) 859-2056 /or international 1 (404) 537-3406   Conference ID # 90330335.

About Extreme Networks:

Extreme Networks, Inc. (“EXTR”) delivers software-driven networking solutions that help IT departments everywhere deliver the ultimate business outcome: stronger connections with customers, partners and employees. Wired to wireless, desktop to datacenter, we go to extreme measures for our 20,000-plus customers in more than 80 countries, delivering 100% insourced call-in technical support to organizations large and small, including some of the world’s leading names in business, education, government, healthcare, manufacturing and hospitality. Founded in 1996, Extreme is headquartered in San Jose, California. For more information, visit Extreme's website or call 1-888-257-3000.

Extreme Networks and the Extreme Networks logo, ExtremeManagement, ExtremeWireless, ExtremeControl and ExtremeAnalytics are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, and non-GAAP income (loss) per share. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, purchase accounting adjustments, amortization of acquired intangibles, restructuring charges, executive transition costs, litigation expenses and overhead adjustments.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's GAAP financial information.  The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated.  These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Reconciliation of non-GAAP to corresponding GAAP measures with respect to our business outlook is not possible at this time due to the fact that amortization, stock compensation expense and the impact of the mark-up of inventory to fair value for purchase accounting can only be determined in connection with the post-closing valuation of the assets we acquired in connection with the closing of our transaction with Zebra Technologies Corporation and other post-closing activities of the Company.  Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward Looking Statements:

Statements in this release, including those concerning the Company’s business outlook, future financial and operating results, and overall future prospects are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: our ability to realize the anticipated benefits of the WLAN business from Zebra Technologies Corporation and to successfully integrate the acquired technologies and operations into our business and operations; failure to achieve targeted revenues and forecasted demand from end customers; a highly competitive business environment for network switching equipment; our effectiveness in controlling expenses; the possibility that we might experience delays in the development or introduction of new technology and products; customer response to our new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation; and a dependency on third parties for certain components and for the manufacturing of our products.

More information about potential factors that could affect the Company's business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors".  Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2016	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$102,265	$94,122
Accounts receivable, net of allowances of $2,582 at September 30, 2016 and $3,257 at June 30, 2016	68,246	81,419
Inventories	43,395	40,989
Prepaid expenses and other current assets	11,507	12,438
Total current assets	225,413	228,968
Property and equipment, net	30,058	29,580
Intangible assets, net	11,707	19,762
Goodwill	70,877	70,877
Other assets	25,054	25,236
Total assets	$363,109	$374,423
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$19,269	$17,628
Accounts payable	28,332	30,711
Accrued compensation and benefits	19,827	27,145
Accrued warranty	8,620	9,600
Deferred revenue, net	70,697	72,934
Deferred distributors revenue, net of cost of sales to distributors	30,229	26,817
Other accrued liabilities	27,382	26,691
Total current liabilities	204,356	211,526
Deferred revenue, less current portion	21,540	21,926
Long-term debt, less current portion	32,621	37,446
Deferred income taxes	5,129	4,693
Other long-term liabilities	8,728	8,635
Commitments and contingencies
Stockholders’ equity	90,735	90,197
Total liabilities and stockholders’ equity	$363,109	$374,423

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	For the three months ended
	September 30, 2016	September 30, 2015
Net revenues:
Product	$90,131	$91,381
Service	32,511	33,200
Total net revenues	122,642	124,581
Cost of revenues:
Product	44,927	46,934
Service	12,469	12,529
Total cost of revenues	57,396	59,463
Gross profit:
Product	45,204	44,447
Service	20,042	20,671
Total gross profit	65,246	65,118
Operating expenses:
Research and development	18,299	20,268
Sales and marketing	36,956	36,062
General and administrative	8,287	9,176
Acquisition and integration costs	2,321	338
Restructuring charge, net of reversals	-	5,603
Amortization of intangibles	4,142	4,467
Total operating expenses	70,005	75,914
Operating loss	(4,759)	(10,796)
Interest income	57	27
Interest expense	(647)	(826)
Other income (expense), net	(223)	967
Loss before income taxes	(5,572)	(10,628)
Provision for income taxes	907	898
Net loss	$(6,479)	$(11,526)
Basic and diluted net loss per share:
Net loss per share - basic	$(0.06)	$(0.11)
Net loss per share - diluted	$(0.06)	$(0.11)
Shares used in per share calculation - basic	105,955	100,985
Shares used in per share calculation - diluted	105,955	100,895

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the three months ended
	September 30, 2016	September 30, 2015
Net cash provided by operating activities	$9,574	$6,526
Cash flows from investing activities:
Capital expenditures	(1,635)	(633)
Net cash used in investing activities	(1,635)	(633)
Cash flows from financing activities:
Repayment of debt	(3,250)	(1,625)
Proceeds from issuance of common stock	3,416	1,855
Net cash provided by financing activities	166	230

Foreign currency effect on cash	38	(323)

Net increase in cash and cash equivalents	8,143	5,800

Cash and cash equivalents at beginning of period	94,122	76,225
Cash and cash equivalents at end of period	$102,265	$82,025

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, ("GAAP"), Extreme Networks uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  In this press release, Extreme Networks also presents its target for non-GAAP expenses, which is expenses less share-based compensation expense, acquisition and integration costs, purchase accounting adjustments, amortization of intangibles, restructuring expenses and overhead adjustments.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme Networks' results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate Extreme Networks' results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures when shown in conjunction with the corresponding GAAP measures enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value.  In addition, because Extreme Networks has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, purchase accounting adjustments, amortization of  intangibles, restructuring expenses,  executive transition costs, litigation expenses and overhead adjustments.  Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP.  Extreme Networks excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to operating results. Extreme Networks expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of legal and professional fees related to the acquisition of Zebra Technologies Corporation’s wireless LAN business.   Extreme Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Purchase accounting adjustments.  Purchase accounting adjustments relating to deferred revenue consists of adjustments to the carrying value of deferred revenue.  We have recorded adjustments to the assumed deferred revenue to reflect only a fulfillment margin and thereby excluding the profit margin and revenue which would have been incurred had Extreme Networks entered into the service contract post-acquisition.

Amortization of acquired intangibles.  Amortization of acquired intangibles includes the monthly amortization expense of acquired intangible assets such as developed technology, customer relationships, trademarks and order backlog.  The amortization of the developed technology intangible is recorded in product cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses.  Extreme Networks excludes these non-cash expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring expenses. Restructuring expenses primarily consist of accrued lease costs pertaining to the estimated future obligations for non-cancelable lease payments and accelerated depreciation of leasehold improvements related to excess facilities. Extreme Networks excludes restructuring expenses since they result from events that often occur outside of the ordinary course of continuing operations.

Executive transition expenses.  Executive transition expenses consists of severance and termination benefits and legal transition cash transactions.  The expenses are incurred through execution of pre-established employment contracts with senior executives.  The Company does not believe these expenses are reflective of ongoing cash requirements related to its operating results.

Litigation expenses. Litigation expenses consist of legal and professional fees and expenses related to our on-going ligation matter as a result of a securities laws class action lawsuit.

Overhead adjustments. Overhead adjustment relate to service inventory overhead capitalization, this was a one-time event and was non-cash in nature.

In addition to the non-GAAP measures discussed above, Extreme uses free cash flow as a measure of operating performance.  Free cash flow represents operating cash flows less net purchase of property and equipment on a GAAP basis.  Extreme considers free cash flows to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Extreme business, make strategic acquisitions, and strengthen the balance sheet.  A limitation of the utility of free cash flows as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Revenue	For the three months ended
	September 30, 2016	September 30, 2015

Revenue - GAAP Basis	$122,642	$124,581
Adjustments:
Purchase accounting adjustment	133	377
Revenue - Non-GAAP Basis	$122,775	$124,958

Non-GAAP Gross Margin	For the three months ended
	September 30, 2016	September 30, 2015

Gross profit - GAAP Basis	$65,246	$65,118
Gross margin - GAAP Basis percentage	53.2%	52.3%
Adjustments:
Stock based compensation expense	300	663
Purchase accounting adjustments	133	377
Amortization of intangibles	3,417	4,292
Service inventory overhead capitalization	-	(1,493)
Gross profit - Non-GAAP Basis	$69,096	$68,957
Gross margin - Non-GAAP Basis percentage	56.3%	55.2%

Non-GAAP Operating Income	For the three months ended
	September 30, 2016	September 30, 2015

GAAP operating loss	$(4,759)	$(10,796)
GAAP operating loss percentage	(3.9)%	(8.7)%
Adjustments:
Stock based compensation expense	3,475	4,671
Acquisition and integration costs	2,321	338
Restructuring charge, net of reversal	-	5,603
Amortization of intangibles	7,559	8,759
Purchase accounting adjustments	133	377
Executive transition costs	34	-
Litigation	27	-
Service inventory overhead capitalization	-	(1,493)
Total adjustments to GAAP operating loss	$13,549	$18,255
Non-GAAP operating income	$8,790	$7,459
Non-GAAP operating income percentage	7.2%	6.0%

Non-GAAP Net Income	For the three months ended
	September 30, 2016	September 30, 2015

GAAP net loss	$(6,479)	$(11,526)
Adjustments:
Stock based compensation expense	3,475	4,671
Acquisition and integration costs	2,321	338
Restructuring charge, net of reversal	-	5,603
Amortization of intangibles	7,559	8,759
Purchase accounting adjustments	133	377
Executive transition costs	34	-
Litigation	27	-
Service inventory overhead capitalization	-	(1,493)
Total adjustments to GAAP net loss	$13,549	$18,255
Non-GAAP net income	$7,070	$6,729

Earnings per share
Non-GAAP diluted net income per share	$0.07	$0.07

Shares used in diluted net income per share calculation
Non-GAAP shares used	108,637	102,907

Free Cash Flow	For the three months ended
	September 30, 2016	September 30, 2015

Cash flow provided by operations	$9,574	$6,526
Less: PP&E CapEx spending	(1,635)	$(633)
Total free cash flow	$7,939	$5,893